UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2009
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
          On March 6, 2009, MannKind Corporation, a Delaware corporation (the “Company”), and its wholly owned subsidiary, a German limited liability company that will be renamed MannKind Deutschland GmbH, (the “Purchaser”), entered into a LIP Asset or Business Sale and Purchase Agreement (the “Purchase Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”), and its wholly owned subsidiary, Pfizer Manufacturing Frankfurt GmbH, a German limited liability company (the “Seller”). Simultaneously, the Company entered into an Insulin Sale and Purchase Agreement (the “Insulin Agreement”) with Pfizer and the Seller. Pursuant to the terms and conditions of the Purchase Agreement and the Insulin Agreement, the Company and the Purchaser will purchase from the Seller substantially all assets related to the production of bulk insulin at the Seller’s facility at Industriepark Hoechst, Frankfurt am Main, Germany, including the relevant real property rights, the equipment at the facility, the inventory of the Seller (including a certain quantity of bulk insulin), rights to acquire additional bulk insulin inventory and related technology rights (collectively, the “Purchase”). The aggregate purchase price for the Purchase is $33 million, and is subject to a potential increase by $3 million per month if the closing of the Purchase does not occur by April 3, 2009.
          Under the terms of the Purchase Agreement, the Purchaser will acquire substantially all of the assets of the Seller other than those to be sold to the Company under the Insulin Agreement. Upon the closing of the Purchase Agreement, the Purchaser, subject to further works council consultation and employee co-determination rights, will retain approximately 80 of the 148 current employees and will operate the facility at a production level commensurate with the Purchaser’s present needs for recombinant human insulin. In this event, the Company has agreed to guarantee up to €19 million in potential severance benefits to employees. However, the transfer of the real property rights requires the consent of Infraserv GmbH & Co. Hoechst KG (“Infraserv”), the operator of Industriepark Hoechst. If Infraserv does not provide its consent by April 3, 2009, only certain assets, including removable equipment, will be transferred to the Purchaser upon the closing of the Purchase Agreement. In this event, the Purchaser will assume responsibility for dismantling the facility, which would cost an estimated $40 million. If Infraserv consents on or before April 3, 2009, the sale of the real property rights is still subject to a right of first refusal in favor of Sanofi-Aventis Deutschland GmbH (“Sanofi-Aventis”). If Sanofi-Aventis exercises its right of first refusal within 60 days of notification, the transactions contemplated by the Purchase Agreement will be consummated by the Seller with Sanofi-Aventis instead of the Purchaser.
          Under the terms of the Insulin Agreement, the Company will purchase a portion of the Seller’s inventory of bulk insulin as well as the Seller’s and Pfizer’s rights under a license to manufacture insulin for pulmonary delivery. The Seller will also grant the Company an option to purchase the remainder of the Seller’s bulk insulin inventory, in whole or in part, at a specified price, to the extent that the Seller has not otherwise disposed of or used its retained bulk insulin. The closing of the Insulin Agreement is subject only to the closing of the Purchase Agreement, either with the Purchaser or with Sanofi-Aventis.
          At the Purchaser’s option, up to $30 million (or more if the aggregate purchase price is increased as described above) worth of the Company’s common stock may be issued to the Seller at closing and applied toward the full purchase price. If the Purchaser elects to pay in shares of the Company’s common stock, the Company will enter into a registration rights agreement with the Seller, pursuant to which the Company will agree to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of such shares by the Seller. The Company will also enter into a contingent value rights agreement, pursuant to which the Company will agree to make certain payments to the Seller if the shares decrease in value over a specified period.
Item 3.02. Unregistered Sales of Equity Securities.
          Prior to the closing of the Purchase, the Company may elect to issue, and the Seller has agreed to buy, a number of shares of the Company’s common stock as a portion of the consideration for the Purchase. If the Company elects to issue shares of common stock, the number of shares will be determined by dividing the portion of the Purchase consideration to be paid in shares (up to a maximum of $30 million or more if the aggregate purchase price is increased as described in Item 1.01 above) by a five-day volume-weighted average price for the common stock. The issuance and sale of these shares by the Company will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder. The information relating to the potential issuance of shares to the Seller from Item 1.01 is incorporated herein by reference.
          As described in Item 1.01 of this current report, if the Purchaser elects to pay in shares of Company common stock, the Company will file a registration statement for the resale of these shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.
Forward Looking Statements
          Any statements in this Current Report on Form 8-K about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Purchase, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to:
•	the expected effects on the Company of the Purchase;

•	the expected timing and scope of the Purchase;

•	anticipated financial performance as a result of the Purchase;

•	estimated cost savings and other synergies as a result of the Purchase;

•	issues associated with new product introductions;

•	foreign currency fluctuations;

•	securing requisite financing;

•	changes in economic or industry conditions generally or in the markets served by the Company;

•	obtaining consents from third parties;

•	obtaining approval of the Purchase by regulatory authorities; and

•	the ability to successfully implement the Purchase.
          The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we file with the SEC, including our most recent annual report on Form 10-K and all subsequent periodic reports. We assume no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: March 9, 2009